Exhibit 10.18
Executive Severance Pay

Severance Provision	Grade 15		Grade 16		Grades 17 & above
Service Requirement	•	One (1) year	•	One (1) year	•	No minimum service requirement

Severance Payment	•	Base salary (annual base rate)	•	Base salary (annual base rate)	•	Base salary (annual base rate)
Severance Amount	• •	One (1) month - standard Can be enhanced up to nine (9) months if settlement agreement is signed	• •	One (1) month – standard Can be enhanced up to one (1) year if settlement agreement is signed	• •	One (1) month – standard Can be enhanced up to eighteen (18) months if settlement agreement is signed

Payment Timing	•	Bi-weekly	•	Bi-weekly	•	Bi-weekly
Vesting Provisions	•	Per grant agreement	•	Per grant agreement	•	Per grant agreement
Benefits - Health Care	•	Lump sum COBRA payment will be provided equal to the severance period	•	Lump sum COBRA payment will be provided equal to the severance period	•	Lump sum COBRA payment will be provided equal to the severance period

Settlement Agreement (General Release)	•	Must sign general release for enhanced package consideration	•	Must sign general release for enhanced package consideration	•	Must sign general release for enhanced package consideration

Vacation	•	Unused earned vacation will be paid per state law	•	Unused earned vacation will be paid per state law	•	Unused earned vacation will be paid per state law

Outplacement Services	•	May be included in severance agreement	•	May be included in severance agreement	•	May be included in severance agreement